CONSULTING AGREEMENT


                  AGREEMENT, made as of April 1, 1996, between MICROFRAME, INC., a New Jersey corporation having its principal office at 21 Meridian Road, Edison, New Jersey 08820 (the "Company"), and LONNIE L. SCIAMBI, an individual residing at 262 North Maple Avenue, Basking Ridge, New Jersey 07920 (the "Consultant").

                                   WITNESSETH:

                  WHEREAS, Consultant has resigned as an employee and officer o the Company; and

                  WHEREAS, the Company desires to have Consultant render, and Consultant desires to render, certain consulting services from time to time on the terms herein provided.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.       CONSULTING SERVICES; CONSULTING TERM.

                           (a)       The Company  hereby  retains  Consultant to
perform and Consultant agrees to render to the Company on the terms and conditions herein set forth, such consultative and advisory services as may be requested by the Board of Directors, the President and Chief Operating Officer and the Chief Executive Officer of the Company, including but not limited to, rendering advice to the Company on potential strategic alliances, mergers and acquisitions and future financings and rendering such other advisory services as are consistent with Consultant's position.

                           (b)       The  Consultant's  obligation to  perform
consulting services under this Agreement shall commence on the date hereof and shall continue for a period of six (6) months thereafter, unless earlier terminated as provided under the terms and conditions of this Agreement (the "Consulting Term").

                           (c)     Consultant will make himself available to the
Company during the Consulting Term, as hereinafter defined, at such places and at such times as shall be mutually convenient for Consultant and the Company. Consultant shall report only to the Board of Directors and the President and Chief Operating Officer and the Chief Executive Officer of the Company during the Consulting Term. Consultant covenants and agrees that during the Consulting Term he will devote his time and efforts to the furtherance of the interests of the business of the Company and its subsidiaries and affiliates.

                           (d)     In the event that during the Consulting Term,
Consultant introduces to the Company a buyer for the Company's business and/or a potential acquisition or joint venture candidate for the Company and provided that the Board of Directors of the Company approves such transaction and further provided that such sale and/or acquisition is closed no later than twelve (12) months after the expiration of the Consulting Term, then Consultant shall receive a fee in an amount to be negotiated by the Company and the Consultant, but one intended in principle to apply the so-called Lehman formula, payable in cash or in kind as the parties may agree. Consultant acknowledges that he will not receive a fee or any other consideration from the Company in connection with any transaction between the Company and Bogen Communications and between the Company and Infinity Partners, Ltd.

                  2.       CONSULTING FEES; REIMBURSABLE EXPENSES.

                           (a)      Subject to the  terms and conditions herein,
for the full and complete performance of the duties and services to be rendered by Consultant and the covenants, representations, warranties and agreements made by Consultant hereunder, the Company agrees to pay Consultant a consulting fee in the aggregate sum of $100,000 ("Consulting Fee"), payable as follows:

                              (i) a  one-time  payment  in the  sum of  $10,000
                    upon execution of this Agreement, the receipt of which is hereby acknowledged by Consultant; and

                              (ii) subject to Paragraph 2(a)(iii) below, the aggregate sum of $90,000 in six (6) equal consecutive monthly installments on the first (1st) day of each month, commencing April 1, 1996, upon the Company's receipt of monthly invoices from Consultant.

                             (iii)  It is understood and agreed  by the  parties
that any amounts paid by the Company to the Consultant as salary on or after April 1, 1996, in connection with his prior employment agreement that relates to the period following April 1, 1996 shall reduce the amounts payable to Consultant pursuant to paragraph 2(a)(ii) above and Consultant acknowledges and agrees that such amounts paid as salary may be offset against the installments of the Consulting Fee to be paid to him pursuant to said paragraph.

                           (b)     During the Consulting Term, the Company shall
reimburse Consultant for any actual and reasonable out-of-pocket travel and entertainment expenses incurred by him which are necessary for Consultant to perform his duties under this Agreement pursuant to Paragraph 1 above, which expenses are approved in advance by the President and Chief Operating Officer of the Company, upon the submission of appropriate documentation with respect thereto.

                           (c)      Consultant shall be  responsible for payment
of all federal, state and local taxes and similar payments from the monthly Consulting Fee and for all fees earned under this Agreement pursuant to Paragraph 1(d) and shall indemnify the Company and hold the Company harmless from any claim that the Company is obligated to make such payments.

                  3. RELATIONSHIP OF PARTIES. It is specifically agreed and understood that the relationship of Consultant to the Company hereto is that of an independent contractor and this Agreement and the services to be rendered by Consultant to the Company shall not for any purpose whatsoever or in any way or manner create any partnership, agency, joint venture, employer-employee or other relationship between the Company, on the one hand, and Consultant, on the other hand. In no event shall Consultant be able to bind the Company. Consultant shall not allege or take the position in any administrative or legal proceeding or otherwise that his relationship with the Company is other than that of an independent contractor of the Company.

                  4.       STOCK OPTIONS.

                           (a)      As additional consideration for the services
to be rendered by Consultant under this Agreement, the Company, subject to the terms and conditions of the 1994 Stock Option Plan of the Company (the "Plan"), hereby grants to Consultant as of the date hereof, a Consultant Option (as defined in the Plan), to purchase an aggregate of 23,196 shares of common stock, $.001 par value per share, of the Company (the "Common Stock") at $1.94 per share, being the fair market value of such shares of Common Stock as of the date hereof. A copy of the Consultant Stock Option Contract is annexed hereto as Exhibit A and is made a part hereof.

                           (b)       In  the  event  Consultant's  consultancy
terminates on the Early Termination Date, as hereinafter defined in Paragraph 6(a), and provided Consultant has complied with the terms and conditions herein, the Company agrees to grant to Consultant or his estate on the business day preceding the Early Termination Date (the "Termination Option Date") an additional Consultant Option to purchase such number of shares of Common Stock to be determined by dividing the fair market value of a share of Common Stock (as determined in accordance with the Plan) on the Termination Option Date by the aggregate amount of the Consulting Fee which remains unpaid and is owed to the Consultant as of the Termination Option Date. Any such additional Consultant Option shall contain substantially the same terms and provisions as are contained in Exhibit A.

                  5.       CONSULTING BENEFITS.

                           (a)      During the Consulting Term the Company shall
reimburse Consultant, upon the submission of invoices, for the expenses incurred by Consultant for the continuation of Consultant's health and medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the Company's current plan in place for its employees.

                           (b)     Consultant shall receive no other retirement,
profit sharing, health benefits or any other similar benefits which may at any time be payable to employees of the Company pursuant to any plan or policy of the Company relating to such benefits, except as set forth in Paragraph 5(a) herein.

                           (c)      During the Consulting Term Consultant shall
receive an automobile allowance of seven hundred and fifty ($750) dollars per month.
                           (d)      During the Consulting  Term office space and
services will be provided to Consultant as determined by the President and Chief Operating Officer of the Company in order for Consultant to perform his consulting services hereunder. Notwithstanding the foregoing, Consultant shall not be provided with Amex or other credit cards or E-Mail. Consultant hereby acknowledges and represents to the Company that there are currently no obligations outstanding with respect to any credit cards used by him in connection with his services to the Company.

                  6.       TERMINATION.

                           (a)      In the event that Consultant secures a full-
time position elsewhere prior to the expiration of the Consulting Term, then upon five (5) days written notice by the Company to Consultant, this Agreement shall terminate as of the date set forth in the notice (the "Early Termination Date"), and provided Consultant has complied with the terms and conditions hereunder, Consultant shall receive in lieu of the balance of the Consulting Fee which would be owed to Consultant through the expiration of the Consulting Term, a Consultant Option as stated above in Paragraph 4(b) and the Company shall have no further obligations to Consultant hereunder, except for the payment of any fees which Consultant may be entitled to under Paragraph 1(d) herein.

                           (b)      The Company may  terminate the  relationship
with Consultant immediately for Cause (as hereinafter defined). Upon any such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to provide Consultant with such portion of the Consulting Fee that has already been earned by Consultant through the date of such termination and any Consultant Options granted under this Agreement shall immediately terminate. Consultant will not be entitled to the payment of any other compensation or fees or benefits upon termination of this Agreement pursuant to this Paragraph 6, including any fees which Consultant may be entitled to under Paragraph 1(d) herein. Notwithstanding termination, Consultant's obligations under Paragraphs 7, 8, 9 and 10 shall continue pursuant to the terms and conditions of this Agreement.

                  For the purposes of this Agreement, "Cause" shall include, without limitation, the following:

                  (i) the willful and continued failure by the Consultant to substantially perform his services hereunder which amounts to a material neglect of his services to the Company;

                 (ii) the willful engaging by the Consultant in misconduct which is materially injurious to the Company;

                (iii)     the conviction of the Consultant of a felony;

                  (iv) the failure of the Consultant to comply with any material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Company to the Consultant, or

                  (v) the failure to comply with such material policies, procedures or directions of the Company as have been established on or prior to the date hereof by its Board of Directors and consistent with the terms of this Agreement, which failure has not been cured within thirty (30) days after notice of such noncompliance has been given by the Company to the Consultant.

                  7.       NONDISCLOSURE; NONCOMPETITION.

                           (a)     The Consultant agrees not to use or disclose,
either during the Consulting Term or at any time thereafter, except with the prior written consent of the Company, any trade secrets, proprietary information, or other information that the Company considers confidential relating to formulas, designs, processes, suppliers, machines, compositions, improvements, inventions, operations, manufacturing, processing, marketing, distributing, selling, cost and pricing data, master files or consumer lists utilized by the Company, or any confidential information (including but not limited to salary compensation) on the employees, and all other similar confidential information material to the conduct of the business, which is not presently generally known to the public and which was obtained or acquired by the Consultant while he was in the employ of the Company or which is obtained or acquired by Consultant as a result of this consultancy relationship; provided, however, that this provision shall not preclude the Consultant from (i) the use of or disclosure of such information which presently is known generally to the public or which subsequently comes into the public domain, other than by way of disclosure in violation of this Agreement or in any other unauthorized fashion, or (ii) disclosure of such information required by law or court order, in which case the Consultant will give the Company three business days written notice (or, if disclosure is required to be made in less than three business days, then such notice shall be given as promptly as practicable after determination that disclosure may be required) of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

                            (b)      During the Consulting Term and for a period
of two years from the date hereof, the Consultant shall not, within the United States or Canada, directly or indirectly: (i) own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor, consultant, lender or otherwise, any business entity which is engaged in, or is on any way related to the business of the Company and its affiliates as currently constituted and as constituted during the Consulting Term, or (ii) on the Consultant's behalf or on behalf of anyone else engaged in such line of business of the Company and its affiliates as currently constituted and as constituted during the Consulting Term (A) persuade or attempt to persuade any employee of the Company and its affiliates to leave the employ of the Company or to become employed by any person other than the Company and its affiliates, (B) persuade or attempt to persuade any current client or former client of the Company and its affiliates to cease doing business with, or to reduce the amount of business it does or intends or anticipates doing with, the Company and its affiliates, or (C) solicit the business of any such clients or former clients with respect to the business of the Company and its affiliates as currently and future constituted.

                           (c)      Nothing  herein contained shall be deemed to
prohibit the Consultant from investing in securities of a business entity if the securities of such entity are listed for trading on a national securities exchange or traded in the over-the-counter market and the Consultant's holdings therein represent less than five percent of the total number of shares or principal amount of other securities of such entity outstanding.

                           (d)     It is expressly agreed by Consultant that the
nature and scope of each of the provisions set forth above in this Paragraph 7 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Consultant is determined by a court of competent jurisdiction or an arbitrator to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Consultant acknowledges and agrees that his services are of unique character and expressly grants to the Company or any successor or assign the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

                  8.       COMPANY PROPERTY.

                           (a)     Consultant shall promptly disclose in writing
to the Board of Directors of the Company all inventions, discoveries, designs, developments, processes, software programs, works of authorship, formulas, data, techniques and any other improvements conceived, devised, created, or developed by Consultant (either alone or with others) during the Consulting Term
(collectively, "Invention"), and Consultant shall transfer and assign to the Company all right, title and interest in and to such Invention, including any and all domestic and foreign patent rights, domestic and foreign copyright rights therein, and any renewal thereof. Such disclosure is to be made promptly after the conception of each Invention, and each Invention is to become and remain the property of the Company, whether or not patent or copyright applications are filed thereon by the Company. On request of the Company, Consultant shall execute from time to time, during or after the termination of this Agreement, such further instruments including, without limitation, applications for patents and copyrights and assignments thereof as may be deemed necessary or desirable by the Company to effectuate the provisions of this Paragraph 8.

                           (b)     All records, files, lists, including computer
generated lists, drawings, documents, equipment and similar items relating to the Company's business which Consultant prepared or received from the Company during the course of Consultant's prior employment or which Consultant shall prepare or receive during the Consulting Term shall remain the Company's sole and exclusive property. Upon termination of this Agreement, and in any event at the request of the Company at any time, Consultant shall promptly return to the Company all property of the Company in his possession. Consultant further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Consultant additionally represents that, upon termination of his consultancy with the Company or earlier at the request of the Company, he will not retain in his possession any such software, documents or other materials in machine or human readable form.

                  9.  REMEDY.   It  is  mutually   understood  and  agreed  that
Consultant's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Consultant, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraphs 7 and 8 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Consultant, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

                  10. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. (a) In order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows: (i) Consultant has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Consultant and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Consultant is a party or by which he is or may be bound or subject; and (iii) Consultant is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

                           (b)    Consultant hereby agrees to indemnify and hold
harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reasonable attorneys' fees) incurred or suffered by the Company resulting from any breach by Consultant of any of his representations or warranties set forth in Paragraph 10(a) above.

                  11. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant that the execution, delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action and does not violate any agreement by which it is a party or law by which it is bound.

                  12. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by courier service or if mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or by telecopy (with a hand copy to follow), in all cases addressed to the party for whom intended at his or its address set forth below (or to such other address as a party shall have designated by notice in writing to the other party given in the manner provided by this paragraph):

          If to the Company:

               MicroFrame, Inc.
               21 Meridian Road
               Edison, New Jersey
               Attention: Stephen B. Gray, President and Chief Operating Officer
               Telecopy:        (908) 494- 4570

          with a copy to:

               Parker Chapin Flattau & Klimpl, LLP
               1211 Avenue of the Americas
               New York, New York 10036
               Attention: James Alterbaum, Esq.
               Telecopy:        (212) 704-6288

          If to Consultant:

               Mr. Lonnie L. Sciambi
               262 North Maple Avenue
               Basking Ridge, New Jersey 07920
               Telecopy:        (908) 953-9420

          with a copy to:

               Norman H. Donald III, Esq.
               Brock, Fensterstock, Silverstein, McAuliffe & Wade
               153 E. 56th St. (56th Floor)
               New York, New York 10022
               Telecopies: (212) 371-5500
                                and
                           (770) 772-6291

           Notices shall be deemed to have been delivered on the date five (5) days after mailing if mailed as provided above or on the date of delivery if delivered by hand or courier service.

                    13. AMENDMENTS, MODIFICATIONS, WAIVERS. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company and Consultant (in the case of an amendment or supplement) or, except as otherwise provided herein, by the waiving party (in the case of a waiver).

                    14. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to its conflicts of law or choice of law rules.

                    15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, except as otherwise provided below, shall be settled by arbitration in New York City, administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided however, that notwithstanding the above, any matter with respect to which an injunction or other equitable relief is sought shall be decided by any of the State Courts located within the County of Middlesex, State of New Jersey and Federal Courts located in the State of New Jersey and the parties hereby consent to the exclusive jurisdiction of same, waive any and all objections to venue in the County of Middlesex and agree that service of process on the parties may be made in the manner provided for the giving of notices pursuant to Paragraph 12 hereof, in each case with respect to any arbitration, suit, action or other proceeding arising under or relating to this Agreement.

                    16. ENTIRE AGREEMENT; SURVIVAL. This Agreement, together with (a) the Consultant Stock Option Contract, dated April 1, 1996, between the Company and Consultant which is annexed hereto as Exhibit A, (b) the Agreement and General Release dated April 29, 1996 between the Company and Consultant, and
(c) the three Letters of Resignation dated April 1, 1996 by Consultant, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters. In the event that the Consultant : (i) does not timely execute, or (ii) timely revokes the Agreement and General Release pursuant to Paragraphs 13 and 14 thereof, this Agreement and the Consultant Sock Option Contract shall be null, void and of no effect.

                    17. SEVERABILITY. If any term or provision of this Agreement shall be held to be illegal, invalid or unenforceable under applicable law, it shall not affect the continued legality, validity and enforceability of each remaining term and provision hereof, each of which shall continue in full force and effect.

                    18. FULL UNDERSTANDING. Consultant represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any, that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes a consulting agreement.

                    19. SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Neither this Agreement, nor any of Consultant's rights, powers, duties or obligations hereunder, may be assigned by Consultant. This Agreement shall be binding upon and inure to the benefit of Consultant and his heirs and legal representatives and the Company and its affiliates and subsidiaries and their successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

                    20. COUNTERPARTS. This Agreement may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed and delivered by each of the parties.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            MICROFRAME, INC.


                                           By:   /s/ Stephen B. Gray
                                              ----------------------------------
                                           Name:   Stephen B. Gray
                                           Title:  President and Chief Operating
                                                     Officer


                                           /s/ Lonnie L. Sciambi
                                           -------------------------------------
                                           LONNIE L. SCIAMBI